
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         JUN-30-1997
<CASH>                                               555,478
<SECURITIES>                                         1,099,038
<RECEIVABLES>                                        8,146
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       22,972,797<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           21,265,558
<TOTAL-LIABILITY-AND-EQUITY>                         22,972,797<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     159,911<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     144,006<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   7,055
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (51,295)<F5>
<EPS-PRIMARY>                                        (2.06)
<EPS-DILUTED>                                        000

<F1>Included  in total assets is Restricted  cash of $150,727,  Tenant  security deposits $4,040, Other assets $19,676, Mortgagee escrow deposits $17,916, Investments in Local Limited Partnerships $19,051,236, Other
investments $1,351,539 and Rental Property $715,001.
<F2>Included  in Total  Liability  and Equity is Accounts  payable to affiliates
$910,965, Accounts payable and accrued expenses $51,294, Accrued interest $1,743, Mortgage notes payable $739,994, Security deposits payable $4,065 and Minority interest in Local Limited Partnerships $(822).
<F3>Total  revenues  includes Rental $28,645, Investment  $21,251,  Accretion of
Orginal Issue Discount $25,825 and Other $84,190.
<F4>Included  in Other Expenses is Asset  Management fees $42,662,  General  and
Administrative $55,425, Property Management fees $2,756, Rental operations, exclusive of depreciation $22,716, Depreciation $12,396 and Amortization $8,051.
<F5>Net Loss  reflects:  Equity  in  losses of Local  Limited   Partnerships  of
$60,282 and minority  interest in loss of Local Limited Partnership $137.

